T. Rowe Price Tax-Free High Yield Fund, Inc. 485BPOS

Exhibit 99.(j)(2)

April 24, 2025

Ryan Sutcliffe, Esquire
U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549

Re:	T. Rowe Price Tax-Free High Yield Fund, Inc.
File Nos.: 002-94641/811-4163
Post-Effective Amendment No. 62

Dear Mr. Sutcliffe:

I am counsel to T. Rowe Price Associates, Inc., which serves as the sponsor and investment adviser to all outstanding series of the above-referenced registrant. The registrant proposes to file the above-referenced Post-Effective Amendment to its registration statement pursuant to Rule 485(b) under the Securities Act of 1933.

I have reviewed the amendment to the registration statement and represent that it does not contain disclosures that, in my opinion, would render the amendment ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Vicki S. Booth
Vicki S. Booth

Managing Legal Counsel and Vice President, T. Rowe Price Associates, Inc.